UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

817 West Peachtree Street, N.W., Suite 1000 Atlanta, Georgia 30308
(Address and zip code of principle executive offices) (Zip Code)

404-584-9470
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Audit Committee of the board of directors of AGL Resources Inc. (“AGL Resources”) annually considers the selection of AGL Resources’ independent public accountants.  As such, AGL Resources’ Audit Committee, on March 5, 2003, decided to dismiss Deloitte & Touche LLP (“Deloitte”) as AGL Resources’ independent public accountants and to engage PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), as of March 7, 2003, to serve as AGL Resources’ independent public accountants for the fiscal year ended December 31, 2003. The Audit Committee made the determination as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and the New York Stock Exchange, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

Deloitte’s reports on AGL Resources’ consolidated financial statements for the fiscal year ended September 30, 2001, the three-month period ended December 31, 2001 (the “Transition Period”) and the fiscal year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During AGL Resources’ fiscal year ended September 30, 2001, the Transition Period, the fiscal year ended December 31, 2002 and through the date of this Form 8-K, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on AGL Resources’ consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

AGL Resources provided Deloitte with a copy of the foregoing disclosures. Attached as Exhibit 16, is a copy of Deloitte’s letter, dated March 10, 2003, stating its agreement with such statements.

During AGL Resources’ fiscal year ended September 30, 2001, the Transition Period, the fiscal year ended December 31, 2002 and through the date of this Form 8-K, AGL Resources did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on AGL Resources’ consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
16.0	Letter from Deloitte & Touche LLP to Securities and Exchange Commission dated March 10, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 10, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer